UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018

Exantas Capital Corp.
(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 212-621-3210

Resource Capital Corp.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Resource Capital Corp., a Maryland corporation (the "Company"), filed Articles of Amendment to its charter (the "Articles of Amendment") with the State Department of Assessments and Taxation of Maryland, pursuant to which the Company, as previously announced, changed its name to "Exantas Capital Corp." In accordance with the Maryland General Corporation Law, the Board of Directors of the Company approved the Articles of Amendment without stockholder approval as well as the Second Amended and Restated Bylaws, each to reflect the name change. The Articles of Amendment became effective as of 5:00 p.m. (Eastern Daylight Time) on May 25, 2018.
In connection with the name change, the Company's trading symbols on the New York Stock Exchange will change from "RSO" to "XAN" for shares of the Company's common stock, and from "RSO PrC" to "XAN PrC" for shares of the Company's 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock (the "Preferred Stock") beginning on May 29, 2018. The new CUSIP number for the Company's common stock is 30068N105 and the new CUSIP number for the Preferred Stock is 30068N402.
The foregoing summary of the Articles of Amendment and Second Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Articles of Amendment and Second Amended and Restated Bylaws, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2 and are incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)          Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment, effective May 25, 2018
3.2	Second Amended and Restated Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXANTAS CAPITAL CORP.

		By:	/s/ Michele R. Weisbaum
Michele R. Weisbaum Senior Vice President, Chief Legal Officer and Secretary

Dated:	May 25, 2018